                                                                   EXHIBIT 4(d)
-------------------------------------------------------------------------------



                          THE WASHINGTON WATER POWER COMPANY

                                         and


                                 THE BANK OF NEW YORK


                                    As Depositary

                                   ---------------


                                  DEPOSIT AGREEMENT

                                         for

                     $12.40 PREFERRED STOCK, CONVERTIBLE SERIES L

                                   ---------------

                              Dated as of _______, 1998


-------------------------------------------------------------------------------

                                  TABLE OF CONTENTS


                                                                                 PAGE

                                      ARTICLE I.

                                     DEFINITIONS
          "ARTICLES OF AMENDMENT". . . . . . . . . . . . . . . . . . . . . . . . .  1
          "COMMON STOCK" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          "COMPANY". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          "CORPORATE OFFICE" . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          "DEPOSIT AGREEMENT". . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          "DEPOSITARY" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          "DEPOSITARY RECEIPT" . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          "DEPOSITARY SHARE" . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          "DEPOSITARY SUCCESSOR" . . . . . . . . . . . . . . . . . . . . . . . . .  2
          "DEPOSITARY'S AGENT" . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          "NEW PREFERRED STOCK". . . . . . . . . . . . . . . . . . . . . . . . . .  2
          "OPERATING GUIDELINES" . . . . . . . . . . . . . . . . . . . . . . . . .  2
          "PERSON" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          "RECORD HOLDER". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          "REGISTRAR". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          "RESTATED ARTICLES OF INCORPORATION" . . . . . . . . . . . . . . . . . .  2
          "SECURITIES ACT" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

                                     ARTICLE II.

             FORM OF DEPOSITARY RECEIPTS, DEPOSIT OF NEW PREFERRED STOCK,
                          EXECUTION AND DELIVERY, TRANSFER,
                   SURRENDER AND CONVERSION OF DEPOSITARY RECEIPTS

     SECTION 2.01.  FORM AND TRANSFERABILITY OF DEPOSITARY RECEIPTS. . . . . . . .  3
     SECTION 2.02.  DEPOSIT OF NEW PREFERRED STOCK; EXECUTION AND
                    DELIVERY OF DEPOSITARY RECEIPTS IN RESPECT THEREOF . . . . . .  4
     SECTION 2.03.  CONVERSIONS OF NEW PREFERRED STOCK . . . . . . . . . . . . . .  4
     SECTION 2.04.  TRANSFER OF DEPOSITARY RECEIPTS. . . . . . . . . . . . . . . .  5
     SECTION 2.05.  COMBINATION AND SPLIT-UPS OF DEPOSITARY RECEIPTS . . . . . . .  6
     SECTION 2.06.  SURRENDER OF DEPOSITARY RECEIPTS AND WITHDRAWAL
                    OF NEW PREFERRED STOCK . . . . . . . . . . . . . . . . . . . .  6
     SECTION 2.07.  LIMITATIONS ON EXECUTION AND DELIVERY,
                    TRANSFER, SPLIT-UP, COMBINATION, SURRENDER AND



                    EXCHANGE OF DEPOSITARY RECEIPTS. . . . . . . . . . . . . . . .  7
     SECTION 2.08.  LOST DEPOSITARY RECEIPTS, ETC. . . . . . . . . . . . . . . . .  8
     SECTION 2.09.  CANCELLATION AND DESTRUCTION OF SURRENDERED
                    DEPOSITARY RECEIPTS. . . . . . . . . . . . . . . . . . . . . .  8


                                     ARTICLE III.

                            CERTAIN OBLIGATIONS OF HOLDERS
                        OF DEPOSITARY RECEIPTS AND THE COMPANY

     SECTION 3.01.  FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. . . . . . .  8
     SECTION 3.02.  PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES . . . . . . . .  8
     SECTION 3.03.  REPRESENTATIONS AND WARRANTIES AS TO NEW
                    PREFERRED STOCK. . . . . . . . . . . . . . . . . . . . . . . .  9

                                     ARTICLE IV.

                           THE NEW PREFERRED STOCK, NOTICES

     SECTION 4.01.  CASH DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . .  9
     SECTION 4.02.  DISTRIBUTIONS OTHER THAN CASH. . . . . . . . . . . . . . . . . 10
     SECTION 4.03.  SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES . . . . . . . . 10
     SECTION 4.04.  NOTICE OF DIVIDENDS, FIXING OF RECORD DATE
                    FOR HOLDERS OF DEPOSITARY RECEIPTS . . . . . . . . . . . . . . 11
     SECTION 4.05.  VOTING RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . 11
     SECTION 4.06.  CHANGES AFFECTING NEW PREFERRED STOCK AND
                    RECLASSIFICATIONS, RECAPITALIZATIONS, ETC. . . . . . . . . . . 12

                                      ARTICLE V.

                            THE DEPOSITARY AND THE COMPANY

     SECTION 5.01.  MAINTENANCE OF OFFICES, AGENCIES, TRANSFER
                    BOOKS BY THE DEPOSITARY; THE REGISTRAR . . . . . . . . . . . . 13
     SECTION 5.02.  LIABILITY OF THE DEPOSITARY, THE DEPOSITARY'S
                    AGENTS OR THE COMPANY. . . . . . . . . . . . . . . . . . . . . 14
     SECTION 5.03.  OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S
                    AGENTS AND THE COMPANY . . . . . . . . . . . . . . . . . . . . 14
     SECTION 5.04.  RESIGNATION AND REMOVAL OF THE DEPOSITARY,
                    APPOINTMENT OF SUCCESSOR DEPOSITARY. . . . . . . . . . . . . . 16
     SECTION 5.05.  CORPORATE NOTICES AND REPORTS. . . . . . . . . . . . . . . . . 17
     SECTION 5.06.  TRUST PROPERTY HELD FOR BENEFIT OF HOLDERS OF
                    DEPOSITARY RECEIPTS. . . . . . . . . . . . . . . . . . . . . . 17
     SECTION 5.07.  INDEMNIFICATION BY THE COMPANY . . . . . . . . . . . . . . . . 18



     SECTION 5.08.  FEES, CHARGES AND EXPENSES . . . . . . . . . . . . . . . . . . 18

                                     ARTICLE VI.

                              AMENDMENT AND TERMINATION

     SECTION 6.01.  AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     SECTION 6.02.  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . 19

                                     ARTICLE VII.

                                    MISCELLANEOUS

     SECTION 7.01.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 7.02.  EXCLUSIVE BENEFITS OF PARTIES. . . . . . . . . . . . . . . . . 20
     SECTION 7.03.  INVALIDITY OF PROVISIONS . . . . . . . . . . . . . . . . . . . 20
     SECTION 7.04.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 7.05.  DEPOSITARY'S AGENTS. . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 7.06.  HOLDERS OF DEPOSITARY RECEIPTS ARE PARTIES . . . . . . . . . . 21
     SECTION 7.07.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 7.08.  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

                                  DEPOSIT AGREEMENT


     DEPOSIT AGREEMENT, dated as of _______, 1998, between THE WASHINGTON WATER POWER COMPANY, a Washington corporation, and The Bank of New York, as Depositary.

                                 W I T N E S S E T H

     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of $12.40 Preferred Stock, Convertible Series L, no par value, of the Company (the "New Preferred Stock") with the Depositary, as agent for the beneficial owners of the New Preferred Stock, for the purposes set forth in this Deposit Agreement, and for the issuance hereunder of the Depositary Receipts evidencing Depositary Shares constituting an interest in the New Preferred Stock so deposited; and

     WHEREAS, the Depositary Receipts are to be substantially in the form of the Depositary Receipt annexed as Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

     NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:


                                      ARTICLE I.

                                     DEFINITIONS

     The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Depositary Receipts:

     "ARTICLES OF AMENDMENT" shall mean the Articles of Amendment to the Restated Articles of Incorporation of the Company annexed as Exhibit B to this Deposit Agreement establishing and setting forth the rights, preferences, privileges and limitations of the New Preferred Stock.

     "COMMON STOCK" shall mean the Company's Common Stock, no par value.

     "COMPANY" shall mean The Washington Water Power Company, a Washington corporation, and its successors.

     "CORPORATE OFFICE" shall mean the office of the Depositary at which at any particular time its depositary receipt business shall be administered, which at the date of this Deposit Agreement is located at 101 Barclay Street, New York, New York 10286.

     "DEPOSIT AGREEMENT" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

     "DEPOSITARY" shall mean The Bank of New York, and any successor as depositary hereunder.

     "DEPOSITARY RECEIPT" shall mean a depositary receipt issued hereunder to evidence one or more Depositary Shares, whether in temporary or definitive form.

     "DEPOSITARY SHARE" shall mean a one-tenth ownership interest in one share of New Preferred Stock deposited with the Depositary hereunder, as evidenced by the Depositary Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights and preferences of the New Preferred Stock represented by such Depositary Share, including the dividend, voting and liquidation rights contained in the Articles of Amendment.

     "DEPOSITARY SUCCESSOR" means a successor to the Depositary taking title to the New Preferred Stock in accordance with Section 5.04.

     "DEPOSITARY'S AGENT" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.

     "NEW PREFERRED STOCK" shall mean shares of the Company's $12.40 Preferred Stock, Convertible Series L, no par value.

     "OPERATING GUIDELINES" means the operating and administrative procedures relating to the functions of the Depositary pursuant to this Deposit Agreement, as agreed between the Company and the Depositary from time to time.

     "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "RECORD HOLDER" as applied to a Depositary Receipt shall mean the person in whose name a Depositary Receipt is registered on the books maintained by the Depositary for such purpose.

     "REGISTRAR" shall mean any qualified Person appointed by the Company to register ownership of Depositary Receipts as herein provided.

     "RESTATED ARTICLES OF INCORPORATION" shall mean the Restated Articles of Incorporation, as amended from time to time, of the Company.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.



                                     ARTICLE II.

             FORM OF DEPOSITARY RECEIPTS, DEPOSIT OF NEW PREFERRED STOCK,
                          EXECUTION AND DELIVERY, TRANSFER,
                   SURRENDER AND CONVERSION OF DEPOSITARY RECEIPTS

     SECTION 1.021. FORM AND TRANSFERABILITY OF DEPOSITARY RECEIPTS. Depositary Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Depositary Receipts, the Depositary, upon the written order of the Company, shall execute and deliver temporary Depositary Receipts that are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Depositary Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Depositary Receipts may determine, as evidenced by their execution of such Depositary Receipts. If temporary Depositary Receipts are issued, the Company and the Depositary will cause definitive Depositary Receipts to be prepared without unreasonable delay. After the preparation of definitive Depositary Receipts, the temporary Depositary Receipts shall be exchangeable for definitive Depositary Receipts upon surrender of the temporary Depositary Receipts at an office described in the second to last paragraph of
Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Depositary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Depositary Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Depositary Receipt or Depositary Receipts. Such exchange shall be made at the Company's expense and without any charge to the holder thereof. Until so exchanged, the temporary Depositary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the New Preferred Stock deposited hereunder, as definitive Depositary Receipts.

     Depositary Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Depositary Receipts by manual signature of a duly authorized signatory of the Registrar. No Depositary Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Depositary Receipt executed as provided above and delivered as hereinafter provided.

     Except as the Depositary may otherwise determine, Depositary Receipts shall be in denominations of any number of whole Depositary Shares. All Depositary Receipts shall be dated the date of their execution.

     Depositary Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the New Preferred Stock, the Depositary Shares or the Depositary Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Depositary Receipts are subject by reason of the date of issuance of the New Preferred Stock or otherwise.

     Title to any Depositary Receipt (and to the Depositary Shares evidenced by such Depositary Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Depositary Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

     SECTION 1.022. DEPOSIT OF NEW PREFERRED STOCK; EXECUTION AND DELIVERY OF DEPOSITARY RECEIPTS IN RESPECT THEREOF. On the date the New Preferred Stock is initially issued by the Company, the Depositary, upon receipt of a written order from the Company and a certificate or certificates for the New Preferred Stock to be deposited under this Deposit Agreement in accordance with the provisions of this Section, shall execute and deliver a Depositary Receipt or Depositary Receipts for the number of Depositary Shares representing such deposited New Preferred Stock to the person or persons stated in such order. Deposited New Preferred Stock shall be held by the Depositary in an account to be established by the Depositary at the Corporate Office.

     The Company shall deliver to the Depositary from time to time such quantities of Depositary Receipts as the Depositary may reasonably request to enable the Depositary to perform its obligations under this Deposit Agreement.

     SECTION 1.023. CONVERSIONS OF NEW PREFERRED STOCK. Whenever the Company shall convert New Preferred Stock into Common Stock in accordance with the Articles of Amendment, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than [five] business days prior notice of the proposed date of the mailing of the notice of conversion to be effected in connection with a conversion of New Preferred Stock and of the number of such shares of New Preferred Stock held by the Depositary to be converted as hereinafter provided.

     The Depositary shall, as directed by the Company, mail, first class postage prepaid, the notice of the conversion of New Preferred Stock not less than 15 and not more than 60 days prior to the date fixed for conversion (the "conversion date") of such New Preferred Stock. Such notice shall be mailed to each holder of record of the Depositary Receipts evidencing the Depositary Shares, at the address of such holder as the same appears on the records of the Depositary; but the failure to mail any such notice of conversion or any defect therein or the mailing thereof shall not prevent the occurrence of such conversion or impair the validity thereof.

     With respect to the notices provided in this Section 2.03, the Company shall provide the Depositary with such notice, and each such notice shall, as appropriate and to the extent determinable at the time of such notice, state: the conversion date; in connection with an optional redemption, the Optional Conversion Price, the number of shares of Common Stock deliverable upon conversion of each share of New Preferred Stock, the Current Market Price used to calculate the number of shares of Common Stock (subject to any subsequent adjustments pursuant to paragraph Third of the Articles of Amendment) and the number of shares of Common Stock to be delivered in respect of each Depositary Share, the Optional Conversion Premium and whether the same will be paid in cash or in shares of Common Stock and, if to be paid in shares of Common Stock, the number of shares to be delivered in respect of each share of New Preferred Stock and in receipt of each Depositary Share; in connection with a mandatory conversion, the number of shares of Common Stock deliverable upon conversion of each share of New Preferred Stock and the then effective Common Equivalent Rate used to calculate the number of shares of Common Stock (subject to any subsequent adjustments pursuant to paragraph Third of the Articles of Amendment) and the number of shares of Common Stock to be delivered in respect of each Depositary Share; the place or places where Depositary Receipts evidencing Depositary Shares are to be surrendered for certificates and/or cash representing the conversion price; and that dividends in respect of the New Preferred Stock to be converted will cease to accrue on such conversion date.

     Notice having been mailed by the Depositary as aforesaid, from and after the conversion date, the Depositary Shares shall be deemed no longer to be outstanding and all rights of the holders of Depositary Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock and any cash upon conversion) shall cease and terminate. Upon surrender in accordance with said notices of the Depositary Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be exchanged for shares of Common Stock at a rate equal to one-tenth of the number of shares of Common Stock delivered in respect of the shares of New Preferred Stock represented by such Depositary Shares; provided, however, that no fractional shares of Common Stock shall be distributed.

     SECTION 2.04. TRANSFER OF DEPOSITARY RECEIPTS. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Depositary Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law.
Upon such surrender, the Depositary shall execute a new Depositary Receipt or Depositary Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Depositary Receipt or Depositary Receipts surrendered.

     The Depositary shall not be required to issue, transfer or exchange any Depositary Receipts for a period beginning at the opening of business 15 days next preceding the date of the selection of New Preferred Stock to be converted and ending at the close of business on the day of the mailing of notice of conversion of New Preferred Stock.

     SECTION 2.05. COMBINATION AND SPLIT-UPS OF DEPOSITARY RECEIPTS. Upon surrender of a Depositary Receipt or Depositary Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Depositary Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Depositary Receipt or Depositary Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Depositary Receipt or Depositary Receipts surrendered; provided, however, that the Depositary shall not issue any Depositary Receipt evidencing fractional Depositary Shares.

     SECTION 2.06. SURRENDER OF DEPOSITARY RECEIPTS AND WITHDRAWAL OF NEW PREFERRED STOCK. Any holder of a Depositary Receipt or Depositary Receipts may withdraw any or all of the New Preferred Stock (but only whole shares) represented by the Depositary Shares evidenced by such Depositary Receipts by surrendering such Depositary Receipt or Depositary Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the whole number of shares of New Preferred Stock represented by the Depositary Shares evidenced by the Depositary Receipt or Depositary Receipts so surrendered. Delivery of the New Preferred Stock being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

     Holders of a Depositary Receipt or Depositary Receipts who withdraw New Preferred Stock will not thereafter be entitled to deposit such shares of New Preferred Stock hereunder or to receive Depositary Shares therefor. If, prior to a conversion, the Depositary Receipt or Depositary Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the whole number of shares of New Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such whole number of shares of New Preferred Stock, deliver to such holder, or (subject to Section 2.04) upon his order, a new Depositary Receipt or Depositary Receipts evidencing such excess number of Depositary Shares.

     To the extent that Depositary Receipts are surrendered and all shares of New Preferred Stock which would otherwise be distributed cannot be distributed to the record holder of Depositary Receipts without creating fractional interests in such shares of New Preferred Stock or, the Depositary may, with the consent of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such shares of New Preferred Stock representing in the aggregate such fractional interests at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall, subject to
Section 3.02, be distributed or made available for distribution to such record holders that would otherwise receive fractional interests in such shares of New Preferred Stock.

     If the New Preferred Stock being withdrawn is to be delivered to a person or persons other than the registered holder of the Depositary Receipt or Depositary Receipts being surrendered for withdrawal of such New Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Depositary Receipt or Depositary Receipts surrendered by such holder for withdrawal of such shares of New Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

     The Depositary shall deliver the New Preferred Stock represented by the Depositary Shares evidenced by Depositary Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Depositary Receipt or Depositary Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

     SECTION 2.07. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER, SPLIT-UP, COMBINATION, SURRENDER AND EXCHANGE OF DEPOSITARY RECEIPTS. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Depositary Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the New Preferred Stock being withdrawn or with respect to the Common Stock of the Company being issued upon conversion); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the provisions of this Deposit Agreement.

     The transfer of Depositary Receipts may be refused and the transfer, split-up, combination, surrender or exchange of outstanding Depositary Receipts may be suspended (i) during a period when the register of shareholders of the Company is closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or (iii) with the approval of the Company, for any other reason.

     SECTION 2.08. LOST DEPOSITARY RECEIPTS, ETC. In case any Depositary Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Depositary Receipt of like form and tenor in exchange and substitution for such mutilated Depositary Receipt or in lieu of and in substitution for such destroyed, lost or stolen Depositary Receipt; provided, however, that the holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Depositary Receipt, of the authenticity thereof and of his ownership thereof, (ii) reasonable indemnification satisfactory to the Depositary and
(iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with such indemnification, execution and delivery.

     SECTION 2.09. CANCELLATION AND DESTRUCTION OF SURRENDERED DEPOSITARY RECEIPTS. All Depositary Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Depositary Receipts so canceled.

                                     ARTICLE III.

                            CERTAIN OBLIGATIONS OF HOLDERS
                        OF DEPOSITARY RECEIPTS AND THE COMPANY

     SECTION 3.01. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any holder of a Depositary Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Depositary Receipt, the transfer, conversion or exchange of any Depositary Receipt, the withdrawal of the New Preferred Stock represented by the Depositary Shares evidenced by any Depositary Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

     SECTION 3.02. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Depositary Receipt, the Depositary Shares evidenced by such Depositary Receipt, the New Preferred Stock (or any fractional interest therein) represented by such Depositary Shares or any transaction referred to in Section 4.06, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder of such Depositary Receipt. Until such payment is made, transfer of any Depositary Receipt or any withdrawal of the New Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt may be refused and any dividend or other distribution may be withheld. Any dividend or other distribution so withheld may be applied to any payment of such tax or other governmental charge, the holder of such Depositary Receipt remaining liable for any deficiency. Unless the Company determines otherwise, the Depositary shall act as the withholding agent for any payments, distributions and exchanges made with respect to the Depositary Shares and Depositary Receipts, and the New Preferred Stock represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely
(i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities. In the event the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Company's request and as instructed by the Company, pursue its rights against such holder at the Company's expense.

     SECTION 3.03. REPRESENTATIONS AND WARRANTIES AS TO NEW PREFERRED STOCK.
The Company hereby represents and warrants that the New Preferred Stock has been validly issued and is fully paid and nonassessable and that the Company is duly authorized to deposit the New Preferred Stock. Such representations and warranties shall survive the deposit of the New Preferred Stock and the issuance of Depositary Receipts.

                                     ARTICLE IV.

                           THE NEW PREFERRED STOCK, NOTICES

     SECTION 4.01. CASH DISTRIBUTIONS. Whenever any cash dividend or other cash distribution shall be paid on the New Preferred Stock, the Company, on behalf of the Depositary, (or, if the Company determines otherwise, the Depositary) shall, subject to Sections 3.01 and 3.02, distribute on the payment date to record holders of Depositary Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the New Preferred Stock an amount on account of taxes or as otherwise required pursuant to law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Company, on behalf of the Depositary, (or, if the Company determines otherwise, the Depositary) shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any owner of Depositary Shares a fraction of one cent. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any record holder on the aggregate number of Depositary Shares held by such holder results in an amount which is a fraction of a cent, the amount the Depositary shall distribute to such record holder shall be rounded to the next highest whole cent; and upon request of the Depositary, the Company shall pay the additional amount to the Depositary for distribution.

     SECTION 4.02. DISTRIBUTIONS OTHER THAN CASH. Whenever any distribution other than cash shall be made on the New Preferred Stock, the Company, on behalf of the Depositary (or, if the Company determines otherwise, the Depositary) shall, subject to Sections 3.01 and 3.02, distribute on the payment date to record holders of Depositary Receipts on the record date fixed pursuant to
Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders, in any manner that the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required pursuant to law, regulation or court process), the Company deems such distribution not to be feasible, the Company, on behalf of the Depositary (or, if the Company determines otherwise, the Depositary) may adopt such method as it deems equitable and appropriate for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Company, on behalf of the Depositary (or, if the Company determines otherwise, the Depositary) to record holders of Depositary Receipts as provided by Section
4.01 in the case of a distribution received in cash.

     SECTION 4.03. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose names New Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary or the Company to the record holders of Depositary Receipts if the Company so directs in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or feasible to make such rights, preferences or privileges available to some or all holders of Depositary Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Depositary Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections

3.01 and 3.02, be distributed by the Depositary or the Company, as the case may be, to the record holders of Depositary Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

     If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Depositary Receipts to be offered or sold such securities, the Company shall promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Depositary Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the Depositary has been notified by the Company that such registration statement has become effective or that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act.

     If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Depositary Receipts, the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

     SECTION 4.04. NOTICE OF DIVIDENDS, FIXING OF RECORD DATE FOR HOLDERS OF DEPOSITARY RECEIPTS. Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the New Preferred Stock, or (ii) the Depositary shall receive notice of any meeting at which holders of New Preferred Stock are entitled to vote or of which holders of New Preferred Stock are entitled to notice or any solicitation of consents in respect of the New Preferred Stock, or any event of which holders of New Preferred Stock are entitled to notice in accordance with the Articles of Amendment, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the New Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (y) who shall be entitled to receive notice of, and to give instructions for the exercise of voting rights at, or the delivery of consents with respect to, any such meeting or consent solicitation, as the case may be, or (z) who shall be entitled to receive notice of any conversion or other event.

     SECTION 4.05. VOTING RIGHTS. Promptly upon receipt of notice of any meeting at which the holders of New Preferred Stock are entitled to vote, the Depositary (unless another arrangement for allowing holders of Depositary Shares to exercise the voting rights associated with the Depositary Shares is agreed by the Company and the Depositary), shall mail to the record holders of Depositary Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Depositary Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, the Restated Articles of Incorporation or the Articles of Amendment, to instruct the Depositary as to the exercise of the voting rights with respect to the number of shares of New Preferred Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given.
Upon the written request of a holder of a Depositary Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted with respect to the amount of New Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt in accordance with the instructions set forth in such request. The Depositary will abstain from voting with respect to the New Preferred Stock to the extent that it does not receive specific instructions from the holders of Depositary Receipts.

     SECTION 4.06. CHANGES AFFECTING NEW PREFERRED STOCK AND RECLASSIFICATIONS, RECAPITALIZATIONS, ETC. Upon any conversion, split-up, consolidation or any other reclassification of New Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, treat any shares of stock or other securities (including depositary shares) or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the New Preferred Stock as new deposited property under this Deposit Agreement, and Depositary Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion of or in respect of such New Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Depositary Receipts, or may call for the surrender of all outstanding Depositary Receipts to be exchanged for new Depositary Receipts specifically describing such new deposited property. If upon any conversion, split-up, consolidation or any other reclassification of New Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets the Company delivers to the Depositary shares of stock or other securities (including depositary shares) or property (including cash) a portion of which is to be distributed to record holders of Depositary Receipts in accordance with Sections 4.01, 4.02 and 4.03 and a portion of which is to be received by the Depositary in exchange for or upon conversion of or in respect of the New Preferred Stock as new deposited property under this Section 4.06, the Company shall clearly indicate such division in the instructions to the Depositary provided pursuant to this Section 4.06.

                                      ARTICLE V.

                            THE DEPOSITARY AND THE COMPANY

     SECTION 5.01. MAINTENANCE OF OFFICES, AGENCIES, TRANSFER BOOKS BY THE DEPOSITARY; THE REGISTRAR. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up and combination of Depositary Receipts and the deposit and withdrawal of New Preferred Stock and Common Stock and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and conversion of Depositary Receipts and the deposit and withdrawal of New Preferred Stock and Common Stock, all in accordance with the provisions of this Deposit Agreement.

     The Depositary shall keep books at the Corporate Office for the registration and transfer of Depositary Receipts, which books at all reasonable times shall be open for inspection by the record holders of Depositary Receipts as and to the extent provided by applicable law. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

     The Depositary shall make available for inspection by holders of Depositary Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of New Preferred Stock and made generally available to the holders of New Preferred Stock.

     Promptly upon request from time to time by the Company and at the Company's sole expense, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Depositary Receipts are registered on the books of the Depositary.

     If the Depositary Receipts or the Depositary Shares evidenced thereby or the New Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange (the "NYSE"), the Depositary shall, if directed by the Company, appoint a Registrar for registry of such Depositary Receipts or Depositary Shares in accordance with the requirements of the NYSE. Such Registrar (which may be the Depositary if so permitted by the requirements of the NYSE) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Depositary Receipts, the Depositary Shares or the New Preferred Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Depositary Receipts, such Depositary Shares or such New Preferred Stock as may be required by law or applicable stock exchange regulations.

     SECTION 5.02. LIABILITY OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Depositary Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Restated Articles of Incorporation or the Articles of Amendment or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Depositary Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence, bad faith or willful misconduct of the party charged with such exercise or failure to exercise.

     SECTION 5.03. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor the Company nor the Registrar assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Depositary Receipt to holders of Depositary Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in this Deposit Agreement and other than for its negligence, bad faith or willful misconduct.

     Neither the Depositary nor any Depositary's Agent nor the Company nor the Registrar shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to New Preferred Stock, Depositary Shares or Depositary Receipts or Common Stock or other securities or property that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

     Neither the Depositary nor any Depositary's Agent nor the Company nor the Registrar shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any holder of a Depositary Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     Notwithstanding the first paragraph of this Section 5.03, the Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited shares of New Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith or in accordance with this Deposit Agreement. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement with respect to the Depositary or any Registrar. The Depositary will indemnify the Company against any liability that may arise out of acts performed or omitted by the Depositary or its agents due to its or their negligence, bad faith or willful misconduct. The Depositary, its parent, affiliates or subsidiaries and any Depositary's Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Depositary Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

     It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the New Preferred Stock.

     The Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

     Each of the Company and the Depositary agree to be bound by, and act in accordance with, the Operating Guidelines current from time to time.

     The Depositary shall not lend any securities, cash or other property on deposit under this agreement.

     Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent nor the Registrar makes any representation or has any responsibility as to the validity of the Prospectus pursuant to which the Depositary Shares are offered, the New Preferred Stock, the Depositary Shares or the Depositary Receipts (except its countersignature thereon), or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

     The Depositary assumes no responsibility for the correctness of the description that appears in the Depositary Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Depositary Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any New Preferred Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Depositary Receipts in and to the Depositary Shares, except that the Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing under the laws of the State of New York, with full power, authority and legal right under such law to execute, deliver and carry out the terms of this Deposit Agreement; (ii) this Deposit Agreement has been duly authorized, executed and delivered by the Depositary; and (iii) this Deposit Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors, rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Depositary Receipts or the proceeds thereof.

     SECTION 5.04. RESIGNATION AND REMOVAL OF THE DEPOSITARY, APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

     The Company may, by notice in writing to the Depositary, terminate the engagement of the Depositary with respect to any or all of the duties or obligations of the Depositary set out in this Deposit Agreement (including such duties as are customarily associated with the role of a transfer agent or paying agent), such termination to take effect upon the appointment of a successor to fulfill those duties or obligations and its acceptance of such appointment as hereinafter provided. In the event that the Company terminates the engagement of the Depositary with respect to some, but not all, of the duties or obligations of the Depositary, the Depositary shall thereafter be deemed only to have such rights and obligations under this Deposit Agreement as are necessary for it to fulfill its remaining duties or obligations. The Depositary agrees to cooperate with the Company or any person appointed by the Company or that person with respect to the performance of any of the duties previously performed by the Depositary.

     In case at any time the Depositary acting hereunder shall resign or the Company shall terminate the engagement of the Depositary with respect to any or all of the duties or obligations of the Depositary set out in this Deposit Agreement, the Company shall, within 45 days after the delivery of the notice of resignation or termination, as the case may be, appoint a successor with respect to such duties and obligations so terminated. If such successor is to take title to the New Preferred Stock (a "Depositary Successor"), the Depositary Successor shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor shall not have been appointed in 45 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor.

     Every Depositary Successor shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such Depositary Successor, without any further act or deed, shall become fully vested with all the duties and obligations of its predecessor so terminated and all rights and powers with respect thereto and for all purposes shall be the Depositary under this Deposit Agreement with respect to the duties and obligations of the predecessor so terminated, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such Depositary Successor all such rights and powers of such predecessor hereunder, shall, if applicable, duly assign, transfer and deliver all rights, title and interest in the New Preferred Stock and any moneys or property held hereunder to such Depositary Successor and shall, if applicable, deliver to such Depositary Successor a list of the record holders of all outstanding Depositary Receipts. Any Depositary Successor shall promptly mail notice of its appointment to the record holders of Depositary Receipts.

     Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Depositary Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

     SECTION 5.05. CORPORATE NOTICES AND REPORTS. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Depositary Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the New Preferred Stock, the Depositary Shares or the Depositary Receipts are listed or by the Restated Articles of Incorporation and the Articles of Amendment to be furnished by the Company to holders of New Preferred Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Depositary Receipts at the Company's expense such other documents as may be requested by the Company. The Depositary will make available for inspection by holders of Depositary Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any such notices and reports received from the Company.

     SECTION 5.06. TRUST PROPERTY HELD FOR BENEFIT OF HOLDERS OF DEPOSITARY RECEIPTS. The New Preferred Stock, the Common Stock into which the New Preferred Stock shall be converted and any cash or other property received by the Depositary in respect of the New Preferred Stock and/or such Common Stock shall be held by the Depositary, in accordance with the provisions of this Deposit Agreement, for the benefit of the holders from time to time of the Depositary Receipts, and the Company shall have no right, title or interest therein.

     SECTION 5.07. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Depositary Receipts, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such person or persons.

     SECTION 5.08. FEES, CHARGES AND EXPENSES. No fees, charges and expenses of the Depositary or any Depositary's Agent hereunder or of any Registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in this Deposit Agreement. If the Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a Depositary Receipt or other person, such holder or other person will be liable for such fees, charges and expenses. All other fees, charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid from time to time upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees, charges and expenses.

                                     ARTICLE VI.

                              AMENDMENT AND TERMINATION

     SECTION 6.01. AMENDMENT. The form of the Depositary Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable. Any amendment that shall impose or increase any fees, taxes or charges upon holders of Depositary Receipts (other than fees and charges provided for herein or in the Depositary Receipts), or that shall otherwise prejudice any substantial existing right of holders of Depositary Receipts, shall not become effective as to outstanding Depositary Receipts until the expiration of 30 days after notice of such amendment shall have been given to the record holders of outstanding Depositary Receipts. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.03, 2.06, 2.07 and Article III, of any owner of any Depositary Shares to surrender the Depositary Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the New Preferred Stock or Common Stock, as applicable, represented thereby, except in order to comply with mandatory provisions of applicable law.

     SECTION 6.02. TERMINATION. This Deposit Agreement may be terminated by the Company or the Depositary only after (i) all the outstanding New Preferred Stock has been converted as contemplated in Section 2.03 or (ii) there shall have been made a final distribution in respect of the New Preferred Stock (or the Common Stock into which the New Preferred Stock shall have been converted) in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been made to the holders of Depositary Shares pursuant to Section 4.01 or 4.02 as applicable. The Company and the Depositary shall undertake to terminate this Deposit Agreement as soon as reasonably practicable after any such conversion or distribution.

     If any Depositary Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Depositary Receipts, the Company or the Depositary, as the case may be, shall suspend the distribution of dividends to the holders thereof, and the Depositary shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall, if applicable, continue to collect dividends and other distributions pertaining to New Preferred Stock, sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the New Preferred Stock and any money and other property represented by Depositary Receipts upon surrender thereof by the holders thereof. At any time after the expiration of two years from the date of termination, the Depositary may sell New Preferred Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the holders of Depositary Receipts that have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property.

     Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08. In the event this Deposit Agreement is terminated, the Company hereby agrees to use its reasonable efforts to list the underlying New Preferred Stock on the NYSE or any other national securities exchange on which the Common Stock is listed.

                                     ARTICLE VII.

                                    MISCELLANEOUS

     SECTION 7.01. COUNTERPARTS. This Deposit Agreement may be executed by the Company and the Depositary in separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection at all reasonable times during normal business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of a Depositary Receipt.

     SECTION 7.02. EXCLUSIVE BENEFITS OF PARTIES. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and the holders of the Depositary Receipts, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

     SECTION 7.03. INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Deposit Agreement or in the Depositary Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.04. NOTICES. Any notices to be given to the Company hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Company at 1411 East Mission Avenue, Spokane, Washington 99202, (telecopier (509) 482-4361), Attention:
Senior Vice President, Chief Financial Officer & Treasurer, or at any other place to which the Company may have transferred its principal executive office.

     Any notices to be given to the Depositary hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

     Any notices given to any record holder of a Depositary Receipt hereunder or under the Depositary Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

     Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter confirming an earlier notice in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Depositary Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

     SECTION 7.05. DEPOSITARY'S AGENTS. The Depositary may from time to time appoint Depositary's Agents (with the Company's prior written consent and on terms and conditions acceptable to the Company) to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company prior to any such action.

     SECTION 7.06. HOLDERS OF DEPOSITARY RECEIPTS ARE PARTIES.
Notwithstanding that holders of Depositary Receipts have not executed and delivered this Deposit Agreement or any counterpart thereof, the holders of Depositary Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Depositary Receipts by acceptance of delivery of Depositary Receipts.

     SECTION 7.07. GOVERNING LAW. This Deposit Agreement and the Depositary Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflict of laws.

     SECTION 7.08. HEADINGS. The headings of articles and sections in this Deposit Agreement and in the form of the Depositary Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Depositary Receipts.

     IN WITNESS WHEREOF, The Washington Water Power Company and The Bank of New York have duly executed this agreement as of the day and year first above set forth and all holders of Depositary Receipts shall become parties hereto by and upon acceptance by them of delivery of Depositary Receipts issued in accordance with the terms hereof.


                              THE WASHINGTON WATER POWER COMPANY

Attest:


By:                           By:
   --------------------------    -------------------------------
                                      Authorized Officer

                              THE BANK OF NEW YORK

Attest:


By:                           By:
   --------------------------    -------------------------------
                                      Authorized Signatory